CONTACT:

Stewart E. McClure, Jr.	Gerard Riker
President and Chief Executive Officer	EVP and Chief Financial Officer
908-630-5000	908-630-5018

Doreen D. Tyburski
VP Investor Relations
908-630-5029

PRESS RELEASE FOR IMMEDIATE RELEASE

SOMERSET HILLS BANCORP REPORTS INCREASED EARNINGS-NET INCOME UP 9% FOR THE QUARTER
DECLARES 5% STOCK DIVIDEND AND CASH DIVIDEND OF $0.04 PER SHARE – A 33% INCREASE

BERNARDSVILLE, NJ - April 25, 2007…Somerset Hills Bancorp (NASDAQ: SOMH) reported net income for the first quarter 2007. For the quarter ended March 31, 2007, net income increased by $ 45,000 to $520,000, or $0.10 per diluted share compared to $0.11 per share during the first quarter of 2006.

Somerset Hills Bancorp also declared a 5% stock dividend and a cash dividend of $0.04 per share (a 33% increase) payable May 31, 2007 to share holders of record as of May 15, 2007.

At March 31, 2007, loans increased $17.9 million, or 10.5 percent to $188.3 million from $170.4 million when compared to March 31, 2006. At March 31, 2007 deposits increased $42.4 million, or 20 percent to $255.1 million from $212.7 million when compared to March 31, 2006. During that same period, core deposits increased 13.3 percent.

At March 31, 2007, total assets were $294.9 million, up from $241.5 million at March 31, 2006, a 22.1 percent increase.

Stewart E. McClure, Jr., President and Chief Executive Officer said, “This is the sixth consecutive year that we have declared a 5% stock dividend and the third year we will pay an increased cash dividend. It is rewarding that this is commensurate with the continued growth of our franchise and our earnings. The market continues to be fiercely competitive for both deposits and loans which put pressure on both growth and net interest margins. Despite this we have seen our Madison Office grow to over $24 million in deposits since its opening this past September and we look forward to the opening of our sixth branch in Long Valley next week. Given the costs associated with opening both of these offices in such a short period of time and the increased level of competition, we are pleased to report our growth in net income of 9 percent”.

Included with this release is certain summary balance sheet, income statement and performance data.

Somerset Hills Bancorp is a bank holding company for Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Long Valley, Madison, Mendham, Morristown, and Summit, New Jersey.  The Company has announced plans to open an additional office in Stirling, New Jersey.  Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practices, and consumer and retail customers.  The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC, a wholly owned subsidiary licensed to provide financial services, including financial planning, insurance (life, health, property and casualty), mutual funds and annuities for individuals and commercial accounts, and Somerset Hills Title Group, LLC, which, with its partner, Property Title Group, provides title services in connection with the closing of real estate transactions.  The common stock of the Company is traded on NASDAQ under the symbol SOMH.  You can visit our website at www.somersethillsbank.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation reform Act of 1995.  Those statements are subject to known and unknown risk, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  We based the forward-looking statement on various factors and using numerous assumptions.  Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example, the success or failure of our efforts to implement our business strategy, the effect of changing economic conditions and, in particular, changes in interest rates, changes in government regulations, tax rates and similar matters, our ability to attract and retain quality employees, and other risks which may be described in our future filings with the SEC.

($ in thousands except per share data)	Twelve Months Ended
	December 31
	2006	2005
Income Statement Data:

Interest income	$15,782	$11,605
Interest expense	6,054	3,194
Net interest income	9,728	8,411
Provision for loan losses	201	392
Net interest income after prov. for loan losses	9,527	8,019
Non-interest income	2,869	2,939
Non-interest expense	9,022	8,414
Income before income taxes	3,374	2,544
Income tax expense	1,176	429
Net income	$2,198	$2,115

Balance Sheet Data:

Total assets	$289,260	$245,926
Loans, net	190,265	165,118
Loans held for sale	5,003	15,380
Allowance for loan losses	2,170	2,029
Investment securities held to maturity	10,485	9,366
Investment securities held for sale	38,914	31,899
Deposits	250,221	208,244
Borrowings	0	10,600
Shareholders' equity	37,728	25,305

Performance Ratios:

Return on average assets	0.86%	1.00%
Return on average equity	7.62%	8.82%
Net interest margin	4.15%	4.31%
Efficiency ratio	71.6%	74.1%

Asset Quality:

Nonaccrual loans	282	0
OREO property	0	0
Net charge-offs (recoveries)	1	(3)
Allowance for loan losses to total loans	1.13%	1.21%
Nonperforming loans to total loans	0.15%	0.00%

Per Share Data:

Earnings per share- Basic	$0.58	$0.62
Earnings per share- Diluted	$0.55	$0.54
Book value per share	$7.93	$7.75
Tangible book value	$7.68	$7.39

	December 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and due from banks	$21,312	$10,218
Interest bearing deposits	1,350	103
Federal funds sold	5,900	-
Total cash and cash equivalents	28,562	10,321
Loans held for sale,net	5,003	15,380
Investment securities held to maturity (Market value	10,485	9,366
$ 10,552 in 2006 and $ 9,372 in 2005)
Investment securities available- for- sale	38,914	31,899

Loans receivable	192,571	167,301
less allowance for loan losses	(2,170)	(2,029)
deferred fees	(136)	(154)
Net loans receivable	190,265	165,118

Premises and equipment, net	6,295	4,679
Goodwill, net	1,191	1,191
Bank owned life insurance	5,801	5,533
Accrued interest receivable	1,508	1,135
Deferred tax asset	743	889
Other assets	493	415
Total assets	$289,260	$245,926
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits
Non-interest bearing deposits-demand	$51,015	$45,667
Interest bearing deposits-NOW,
money market and savings	163,590	141,846
Certificates of deposit, under $100,000	20,617	14,034
Certificates of deposit, $100,000 and over	14,999	6,697
Total deposits	250,221	208,244

Federal Home Loan Bank advances	-	10,600
Accrued interest payable	697	252
Other liabilities	614	1,525
Total liabilities	251,532	220,621
Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock-1,000,000 shares authorized; none issued		-
*Common stock- authorized,9,000,000 shares
of no par value issued and outstanding,
4,759,514 shares in 2006 and 3,426,289 in 2005	34,968	24,389
Retained earnings (Accumulated deficit)	3,008	1,223
Accumulated other comprehensive loss income	(248)	(307)
Total stockholders` equity	37,728	25,305
Total liabilities and
stockholders' equity	$289,260	$245,926
*Restated to reflect 5% stock dividend

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME

Loans, including fees	$3,577	$3,043	$13,601	$10,152
Federal funds sold	108	11	158	181
Investment securities	579	415	1,985	1,239
Cash and due from banks	14	5	38	33
Total interest income	4,278	3,474	15,782	11,605

INTEREST EXPENSE
Deposits	1,733	963	5,782	3,089
Federal Funds Purchased	-	4	1	4
Federal Home Loan Bank advances	18	48	271	101
Total interest expense	1,751	1,015	6,054	3,194

Net Interest Income	2,527	2,459	9,728	8,411

PROVISION FOR LOAN LOSSES	-	143	201	392

Net interest income after provision for
loan losses	2,527	2,316	9,527	8,019

NON-INTEREST INCOME
Service fees on deposit accounts	66	70	283	273
Gains on sales of mortgage loans, net	607	630	2,083	2,251
Gains (losses) on sales of investment securities, net	-	-	-	(2)
Other income	171	110	503	417
Total Non-Interest Income	844	810	2,869	2,939

NON-INTEREST EXPENSE
Salaries and employee benefits	1,233	1,088	4,879	4,192
Occupancy expense	425	336	1,603	1,397
Advertising & business promotions	115	144	552	540
Printing stationery and supplies	98	69	261	250
Data processing	117	99	435	379
Other operating expense	363	436	1,292	1,656
Total Non-Interest Expense	2,351	2,172	9,022	8,414

Income before provision for taxes	1,020	954	3,374	2,544

PROVISION FOR INCOME TAX	355	(98)	1,176	429

Net income	$665	$1,052	$2,198	$2,115

Per share data
Net income - basic	$0.15	$0.31	$0.58	$0.62
Net income - diluted	$0.15	$0.27	$0.55	$0.54

Per share data reflects a 5% stock
dividend which was effective May 31, 2006